Nobilis Health Reports Fourth Quarter and Full Year 2017 Financial Results

Full Year 2017 Total Revenues of $299.7 million Increased 4.9% Over Prior Year

HOUSTON, TX--(PRNewswire-March 8, 2018) - Nobilis Health Corp. (NYSE American: HLTH) ("Nobilis" or the "Company") today announced financial and operational results for the fourth quarter and full year ended December 31, 2017.

Full Year and Fourth Quarter Highlights

•	Full year total revenue of $299.7 million, a 4.9% increase over prior year

•	Full year net income of $3.8 million, compared to prior year net income of $6.4 million; net income impacted by $6.2 million deferred tax asset adjustment

•	Full year Adjusted EBITDA[1] of $41.4 million, an increase of 21.9% over the prior year Adjusted EBITDA[1] of $34.0 million

•	Full year cash from operations of $26.4 million, compared to $1.6 million in the prior year

•	Fourth quarter total revenues of $86.8 million, compared to $101.9 million in the prior year

•	Fourth quarter net income of $3.6 million, compared to $9.4 million in the prior year; net income impacted by $6.2 million deferred tax asset adjustment

•	Fourth quarter Adjusted EBITDA[1] of $22.6 million, an increase of 8.9% over the prior year Adjusted EBITDA[1] of $20.8 million

"We are pleased to report 2017 year over year growth in revenue and Adjusted EBITDA of 4.9% and 21.9%, respectively," said Harry Fleming, Chief Executive Officer of Nobilis Health. "We made great progress reducing overall costs last year as evidenced by improvements in gross margins, operating income and net income, absent the impact of tax reform. We achieved this despite an estimated loss of $15-$20 million of revenues in the Houston market resulting from Hurricane Harvey. 2017 was a big year for us--we made significant progress on our in-network strategy with the acquisitions of Elite Surgical Affiliates, Hamilton Vein Center, DeRosa Medical and Mountain West Surgery Center. As we enter 2018, we will continue to focus on improving operational efficiency, increasing in-network revenues and expanding the continuum of care we offer our patients through enhanced alignment with primary care physician practices and growth of our vertically integrated services lines."

Fourth Quarter 2017 Financial Results

Total revenue for the fourth quarter of 2017 was $86.8 million, a 14.8% decrease over the same period in the prior year. Revenues in the fourth quarter of 2017 continued to be impacted by Hurricane Harvey (Houston, Texas is our largest market) and the shift away from low margin lab business. Total case volume decreased by 161 cases to 5,846 cases in the fourth quarter of 2017, as compared to the same period in the prior year. Fourth quarter 2017 revenue per case decreased to $14,848 as compared to prior year's revenue per case of $16,966.

Net income attributable to Nobilis for the fourth quarter of 2017 was $3.6 million, or $0.05 per fully diluted share, as compared to the prior period of $9.4 million, or $0.12 per fully diluted share. Fourth quarter net income was impacted by $6.2 million deferred tax asset write-down. Absent of this write-down, net income for the fourth quarter would have been $9.8 million.

Adjusted EBITDA1 for the fourth quarter of 2017, which adds back certain non-cash and non-recurring expenses, was $22.6 million, an increase of 8.9% over Adjusted EBITDA1 of $20.8 million for the same period in the prior year.

Total cash was $22.5 million, accounts receivable was $144.5 million and total debt was $120.9 million as of December 31, 2017, compared to $24.6 million, $125.0 million and $67.8 million, respectively, at December 31, 2016. Operating cash for the year was $26.4 million versus $1.6 million in 2016.

Full Year 2017 Financial Results

Total revenue for 2017 increased to $299.7 million, a 4.9% increase over the prior year. Total case volume decreased by 1,184 cases, or 5.9%, to 18,757 in 2017, compared to the prior year. Revenue per case increased to $15,979 for 2017, as compared to $14,329 in the prior year, reflecting the impact of higher acuity case mix.

Net income attributable to Nobilis for 2017 was $3.8 million, or $0.05 per fully diluted share, as compared to $6.4 million, or $0.08 per fully diluted share, in the same period the prior year. Absent the effects of recent tax reform legislation, net income for 2017 would have been $10.0 million.

Adjusted EBITDA1 for the year ended 2017, which adds back certain non-cash and non-recurring expenses, was $41.4 million, a 21.9% increase over Adjusted EBITDA1 of $34.0 million for the prior year.

Full Year 2018 Guidance

▪	Revenue in the range of $345.0 million to $355.0 million

▪	Adjusted EBITDA of $57.0 million to $62.0 million

Conference Call Information

Nobilis Health will host a conference call on March 8, 2018, at 8:00 a.m. CT (9:00 a.m. ET) to discuss its financial results for the fourth quarter and full year 2017. To participate in the conference call, please dial (866) 393-4306 in the U.S. and Canada, and +1 (734) 385-2616 internationally. Please enter conference ID 9329879. There will be a livestream of the conference call available at: http://investors.nobilishealth.com/investors/events-and-presentations/.

About Nobilis Health Corp.

Nobilis Health (www.Nobilishealth.com) is a full-service healthcare development and management company, with more than 30 locations across Texas and Arizona, including hospitals, ambulatory surgery centers, and multi-specialty clinics. In addition, Nobilis Health partners with more than 30 facilities across the country. Marketing nine independent brands, Nobilis Health deploys a unique patient acquisition strategy driven by proprietary, direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at its facilities by local physicians. Nobilis Health's business model connects patients with physicians and delivers the highest quality healthcare.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are canceled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to any mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed by March 16, 2018, as updated by other filings with the Securities and Exchange Commission.

NOBILIS HEALTH CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31, 2017	December 31, 2016
Assets
Current Assets:
Cash	$22,536	$24,572
Trade accounts receivable, net of allowance for bad debts of $2,598 and $750 at December 31, 2017 and 2016, respectively	144,522	124,951
Medical supplies	3,356	4,468
Prepaid expenses and other current assets	14,472	10,083
Total current assets	184,886	164,074
Property and equipment, net	51,559	36,723
Intangible assets, net	65,990	19,618
Goodwill	116,072	62,018
Deferred tax asset	9,951	21,652
Other long-term assets	2,580	1,350
Total Assets	$431,038	$305,435
Liabilities and Shareholders' Equity
Current Liabilities:
Trade accounts payable	$24,312	$22,184
Accrued liabilities	35,393	30,145
Current portion of capital leases	3,249	3,985
Current portion of long-term debt	3,766	2,220
Current portion of convertible promissory note	4,250	—
Current portion of warrant and stock option derivative liabilities	—	3
Other current liabilities	16,324	7,561
Total current liabilities	87,294	66,098
Lines of credit	18,000	15,000
Long-term capital leases, net of current portion	12,667	12,387
Long-term debt, net of current portion	90,619	48,323
Convertible promissory note, net of current portion	4,250	2,250
Warrant and stock option derivative liabilities, net of current portion	384	899
Other long-term liabilities	3,036	3,999
Total liabilities	216,250	148,956
Commitments and contingencies
Contingently redeemable noncontrolling interest	17,161	14,304
Shareholders' Equity:
Common shares, no par value, unlimited shares authorized, 78,183,802 and 77,805,014 shares issued and outstanding at December 31, 2017 and 2016, respectively	—	—
Additional paid in capital	225,790	222,240
Accumulated deficit	(75,245)	(79,042)
Total shareholders’ equity attributable to Nobilis Health Corp.	150,545	143,198
Noncontrolling interests	47,082	(1,023)
Total shareholders' equity	197,627	142,175
Total Liabilities and Shareholders' Equity	$431,038	$305,435

NOBILIS HEALTH CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues:
Patient and net professional fees	$80,752	$97,012	$282,240	$264,211
Contracted marketing revenues	3,045	2,592	8,208	13,346
Factoring revenues	3,004	2,313	9,269	8,187
Total revenues	86,801	101,917	299,717	285,744
Operating expenses:
Salaries and benefits	17,336	14,397	63,809	52,774
Drugs and supplies	13,167	17,341	48,876	57,011
General and administrative	27,615	41,170	124,024	126,848
Bad debt (recovery) expense	2,402	(385)	2,402	(385)
Depreciation and amortization	3,478	2,077	11,260	8,539
Total operating expenses	63,998	74,600	250,371	244,787
Corporate expenses:
Salaries and benefits	2,695	1,897	11,706	6,974
General and administrative	2,739	3,913	12,839	18,897
Legal expenses	506	645	2,149	4,755
Depreciation	87	84	343	293
Total corporate expenses	6,027	6,539	27,037	30,919
Income from operations	16,776	20,778	22,309	10,038
Other (income) expense:
Change in fair value of warrant and stock option derivative liabilities	(74)	(1,014)	(432)	(2,580)
Interest expense	2,009	1,884	6,007	3,999
Other (income) expense, net	(6,762)	41	(6,547)	(2,970)
Total other (income) expense	(4,827)	911	(972)	(1,551)
Income before income taxes and noncontrolling interests	21,603	19,867	23,281	11,589
Income tax expense (benefit)	12,372	$6,253	13,000	4,487
Net income	9,231	13,614	10,281	7,102
Net income attributable to noncontrolling interests	5,635	$4,247	6,484	653
Net income attributable to Nobilis Health Corp.	$3,596	$9,367	$3,797	$6,449
Net income per basic common share	$0.05	$0.12	$0.05	$0.08
Net income per fully diluted common share	$0.05	$0.12	$0.05	$0.08
Weighted average shares outstanding (basic)	77,994,408	77,070,944	77,852,752	76,453,128
Weighted average shares outstanding (fully diluted)	78,248,772	77,844,014	78,188,597	77,562,495

NOBILIS HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,281	$7,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,603	8,832
Provision (recoupment) for bad debts, net	2,402	(385)
Share-based compensation	2,706	6,192
Change in fair value of warrant and stock option derivative liabilities	(432)	(2,580)
Deferred income taxes	11,701	3,383
Impairment charges	1,500	688
Gain on sale of property and equipment	—	(265)
Gain on derecognition of liabilities through settlement	(3,711)	—
Loss (earnings) from equity method investment	108	(938)
Amortization of deferred financing fees	734	1,034
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Trade accounts receivable	(14,737)	(28,517)
Medical supplies	1,407	216
Prepaid expenses and other current assets	(4,042)	(7,106)
Other long-term assets	(219)	(6)
Trade accounts payable and accrued liabilities	5,010	11,031
Other current liabilities	2,400	1,293
Other long-term liabilities	(321)	508
Distributions from equity investments	—	1,085
Net cash provided by operating activities	26,390	1,567

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,152)	(5,541)
Purchase of equity method investment	—	(609)
Note receivable, net	—	150
Acquisitions, net of cash acquired	(62,268)	(17,239)
Net cash used for investing activities	(67,420)	(23,239)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to noncontrolling interests	(2,646)	(7,059)
Proceeds from exercise of stock options	—	2,322
Proceeds from exercise of stock warrants	—	130
Payments on capital lease obligations	(4,467)	(3,613)
Proceeds from line of credit	3,000	23,213
Payments from line of credit	—	(11,213)
Proceeds from debt	50,000	58,940
Payments on debt	(2,013)	(29,713)

Deferred financing fees	(4,880)	(2,429)
Net cash provided by financing activities	38,994	30,578

NET (DECREASE) INCREASE IN CASH	(2,036)	8,906
CASH — Beginning of year	24,572	15,666
CASH — End of year	$22,536	$24,572

NOBILIS HEALTH CORP.
RECONCILIATION ON NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net income attributable to Nobilis Health Corp.	$3,596	$9,367	$3,797	$6,449
Interest	2,009	1,884	6,007	3,999
Income taxes	12,372	$6,253	13,000	4,487
Depreciation and amortization	3,565	2,161	11,603	8,832
EBITDA	$21,542	$19,665	$34,407	$23,767

Non-cash compensation expenses	$(68)	$966	$2,705	$6,191
Change in fair value of warrant and stock option derivative liabilities	(74)	(1,014)	(432)	(2,580)
Acquisition expenses	1,530	496	3,294	2,315
Non-recurring expenses	(296)	674	1,441	4,292
Adjusted EBITDA[1]	$22,634	$20,787	$41,415	$33,985

1 Use of Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation expenses, change in fair value of warrant and stock option derivative liabilities, acquisition expenses, bargain purchase gain and non-recurring expenses. Adjusted EBITDA should not be considered a measure of financial performance required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.
Contact Information:
Tuan Tran
Vice President, Investor Relations
IR@nobilishealth.com
713-355-8614